Exhibit 23.1

Deloitte Accountants B.V.
Flight Forum 1
5657 DA Eindhoven
P.O.Box 782
5600 AT Eindhoven
Netherlands

Tel: +31 (40) 2345000
Fax: +31 (40) 2345407
www.deloitte.nl
ASML Holding N.V.
De Run 6501
5504 DR VELDHOVEN

Date	From	Our reference
October 19, 2010	G.M. Dekker	le9958

Subject
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of ASML Holding N.V. and the effectiveness of ASML Holding N.V.’s internal control over financial reporting dated January 29, 2010, appearing in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2009.

Deloitte Accountants B.V.
/s/ G.M. Dekker

The General Terms and Conditions for Services Deloitte Netherlands, June 2009’ registered at the Chamber of Commerce under number 24362837 apply to all agreements under which Deloitte performs services.
Member of Deloitte Touche Tohmatsu

Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.